Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of April 1, 2018 by and between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), and Thomas M. Fussner, an individual (the “Consultant”).

Background

Prior to the Consultant’s voluntary retirement on March 31, 2018 (the “Retirement Date”), the Consultant served as an Executive Vice President and Co-Chief Operating Officer of the Company. Subject to the terms and conditions of this Agreement, the Company desires to engage the Consultant, and the Consultant desires to serve, as a consultant of the Company.

Agreement

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

§1.    Consulting Services. During the Term, the Consultant shall be available to provide, and shall provide, to the Company such consulting services as any of the Company’s executive officers (or a designee) may, with reasonable notice, reasonably request in connection with the Company’s business or affairs (the “Consulting Services”), not to exceed twenty (20) hours per month. The Consultant shall provide the Consulting Services in such manner and at such dates, times and locations (including telephonic and in-person meetings) as any of the Company’s executive officers (or a designee) may, with reasonable notice, reasonably request.

§2.    Term. This Agreement shall commence on the date hereof and, except as set forth in §8, shall continue in effect until the close of business on March 31, 2019 (the “Term”).

§3.    Retainer/Consulting Fee. The Company shall pay to the Consultant, as compensation in full for the performance by the Consultant of the obligations set forth in §1, (a) a one-time, lump-sum retainer/consulting fee of $25,000 on or before April 30, 2018 and (b) a retainer/consulting fee equal to $31,250 per month during the Term. All such retainer/consulting fees shall be (i) payable on the last day of each month, (ii) subject to all applicable laws, including any required tax withholding and/or reporting and (iii) prorated in the event of the termination of this Agreement prior to the end of a month. It is intended that each installment of the payments provided under this §3 shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code (“Section 409A”), and that neither the Company nor the Consultant shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A.

§4.    Expenses. Provided that the Consultant submits to the Company a written invoice, together with underlying documentation, for reasonable, out-of-pocket, pre-approved travel expenses incurred by the Consultant during the Term in connection with providing the Consulting Services, the Company shall promptly reimburse the Consultant for such expenses; provided, however, that no such expenses shall be reimbursable after the end of the calendar year following the calendar year in which such expenses were incurred.

§5.    Confidentiality. The Consultant recognizes and acknowledges that he has and may, in the future, have access to confidential and proprietary information of the Company through his position as a consultant of the Company, which constitutes valuable, special and unique assets of the Company. As used herein, the term “Confidential Information” means all information (a) relating to the Company and/or its affiliates of a confidential or non-public nature, including without limitation all data, technology, inventions, discoveries, processes, techniques, trade secrets, formulae, results of investigations and experiments, marketing, production, pricing, buying and sales information, customer lists and other customer information relating to the Company and/or its affiliates, which have been disclosed to the Consultant or developed or otherwise obtained by the Consultant during his service as a consultant of the Company or (b) relating to third parties of a confidential or non-public nature disclosed to the Consultant during his service as a consultant of the Company to the extent the Company or any of its affiliates remains subject to confidentiality or use restrictions in favor of a third party with respect to such information, other than any information that is or becomes within the public domain, other than through a breach of this Agreement.

The Consultant acknowledges that Confidential Information is and shall remain the property of the Company. The Consultant shall not, either during or after his service as a consultant of the Company, except in connection with his service as a consultant of the Company, directly or indirectly use or disclose to any individual, legal entity, partnership, estate, trust, association, organization or governmental body any Confidential Information unless required to do so by applicable law or any governmental authority, or otherwise use all or any part of the Confidential Information for personal gain or in detriment to the Company. Upon request of the Company, at any time during the course of his service as a consultant of the Company, upon termination of his service as a consultant of the Company or thereafter, the Consultant shall promptly return to the Company all records relating to Confidential Information in whatever form they exist, and by whomever prepared, which are then in his custody, possession and/or control.

The federal Defend Trade Secrets Act of 2016 immunizes the Consultant against criminal and civil liability under federal or state trade secret laws (under certain circumstances) if the Consultant discloses a trade secret for the purpose of reporting a suspected violation of law. Immunity is available if the Consultant discloses a trade secret in either of the following two circumstances: (i) the Consultant discloses the trade secret (A) in confidence, (B) directly or indirectly to a government official (federal, state or local) or to a lawyer, and (C) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a legal proceeding, the Consultant discloses the trade secret in the complaint or other documents filed in the case, so long as the document is filed “under seal” (meaning that it is not accessible to the public).

§6.    Termination of Employment; Separation from Service. The parties acknowledge and agree that (a) the Consultant’s employment was terminated by the Consultant, by voluntary retirement, on the Retirement Date, and (b) such termination of employment, this Agreement and the transactions contemplated are intended to qualify as a “separation from service” with the Company (as such term is defined for purposes of Section 409A).

§7.    Independent Contractor. The parties agree that, from and after the date hereof, the Consultant’s relationship with the Company shall be that of an independent contractor of the

Company and not that of an employee of the Company. The Consultant shall have no authority as agent or otherwise to act in the name or on behalf of the Company or to bind the Company to any contract, agreement or other arrangement whatsoever. The Company shall not be obligated to make any payments, withhold any portion of the Consultant’s retainer/consulting fee, or take any other action pursuant to any federal, state or local laws dealing with income or Social Security tax withholding, or unemployment or workers’ compensation insurance, or any other laws dealing with the obligations of an employer to its employees. The Consultant shall obey all applicable rules and regulations and meet all applicable requirements regarding employment-related taxes which are now, or hereafter, may be issued or promulgated under any such laws by any authorized non-U.S., U.S. federal or U.S. state official; and the Consultant shall indemnify and hold harmless the Company from any, contributions, taxes or liability therefor.

§8.    Termination. This Agreement may be terminated by either party at any time, by giving written notice of such termination to the other party, if such other party has breached, or has indicated that it is unable or unwilling to comply with, any of the terms or conditions of this Agreement or of that certain Amended and Restated Executive Employment Agreement dated as of June 20, 2014. This Agreement shall terminate immediately upon (a) the expiration of the Term or (b) the Consultant’s death. Notwithstanding any provision of this Agreement to the contrary, except for the Company’s obligation to reimburse certain expenses in accordance with §4, all of the Company’s obligations and all of the Consultant’s obligations under this Agreement shall terminate upon the termination of this Agreement, except that any retainer/consulting fee accrued but not paid on the date of termination of this Agreement shall be paid to the Consultant (or to the Consultant’s estate in the event of death) on the last day of the month in which this Agreement terminates.

§9.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to conflicts of law principles that would cause the application of the laws of any other jurisdiction.

§10.    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company (and its successors and assigns) and the Consultant (and the Consultant’s heirs and personal representatives). The Consultant shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the Company; any such assignment or attempted assignment shall be null and void.

IN WITNESS WHEREOF, the parties have executed this Agreement, which may be executed in counterparts, all of which shall constitute one and the same instrument, effective as of the date first set forth above.

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ D. Scott Barbour	/s/ Thomas M. Fussner
	D. Scott Barbour, President & CEO	Thomas M. Fussner

3